EXECUTION VERSION

$500,000,000
RACKSPACE HOSTING, INC.
6.500% SENIOR NOTES DUE 2024

PURCHASE AGREEMENT

November 17, 2015

November 17, 2015
Morgan Stanley & Co. LLC
Goldman, Sachs & Co.
As Representatives of the Initial Purchasers

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Ladies and Gentlemen:
Rackspace Hosting, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $500,000,000 aggregate principal amount of the Company’s 6.500% Senior Notes due 2024 (the “Notes”). Morgan Stanley & Co. LLC and Goldman, Sachs & Co. have agreed to act as the representatives of the several Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Notes.
The Securities (as defined herein) will be issued pursuant to the provisions of an indenture, to be dated as of November 25, 2015 (the “Indenture”), among, the Company, the Guarantors (as defined herein) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) the entity listed on the signature pages hereof as a “Guarantor” and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”.

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Time of Sale Memorandum (as defined herein) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Time of Sale Memorandum (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act (“Regulation S”). Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A or Regulation S). The Company hereby confirms that it has authorized the use of the Time of Sale Memorandum (as defined herein), the Final Memorandum (as defined herein) and the Recorded Road Show (as defined herein) in connection with the offer and sale of the Securities by the Initial Purchasers.
In connection with the sale of the Securities, the Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated November 12, 2015 (the “Preliminary Memorandum”), and prepared and delivered to each Initial Purchaser copies of a pricing supplement, dated November 17, 2015 (the “Pricing Supplement”), describing the terms of the Securities, substantially in the form attached as Schedule II, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum, the Pricing Supplement or the Final Memorandum; and the “Time of Sale Memorandum” means the Preliminary Memorandum together with the Pricing Supplement and each Additional Written Offering Communication or other information, if any, each identified in Schedule III hereto under the caption Time of Sale Memorandum. Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum, dated the date hereof (the “Final Memorandum”). As used herein, the terms “Preliminary Memorandum,” “Time of Sale Memorandum” and “Final Memorandum” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to, and agrees with each Initial Purchaser that, as of the Time of Sale and as of the Closing Date:

(a)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum as of the Time of Sale does not, and as of the Closing Date (as defined in Section 4) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (iii) any Additional Written Offering Communication used or referred to by the Company, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Final Memorandum as of its date and as of the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Time of Sale Memorandum, the Final Memorandum, or Additional Written Offering Communication based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b)Except for the Additional Written Offering Communications, if any, identified in Schedule III hereto, including electronic road shows and furnished to you before first use, the Company and the Guarantors have not used or referred to, and will not, without your prior consent, use or refer to, any Additional Written Offering Communication.

(c)The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum, and to enter into and perform its obligations under each of this Agreement, the Indenture and the Notes. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d)Each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act, a “Significant Subsidiary”) of the Company has been duly incorporated or formed, as applicable, is validly existing as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has the corporate, limited liability company or partnership power, as applicable, and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and, if it is a party to such documents, to enter into and perform its obligations under each of this Agreement, the Indenture and the Securities, as applicable. Each Significant Subsidiary of the Company, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of capital stock or other ownership interest of each subsidiary of the Company are owned directly or indirectly by the Company (other than qualifying shares of a director (or the equivalent thereof)), free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Time of Sale Memorandum.

(e)This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(f)The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and equitable principles of general applicability, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”) and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued.

(g)The Guarantees of the Notes on the Closing Date will be in the form contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement and the Indenture by the Guarantors; the Guarantees of the Notes, at the Closing Date, will be duly executed by each of the Guarantors and, when the Notes have been executed and authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, subject to the Enforceability Exceptions and will be entitled to the benefits of the Indenture pursuant to which such Guarantees are to be issued.

(h) The Indenture has been duly authorized by the Company and the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each Guarantor, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will constitute a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(i)The Notes and the Guarantees to be purchased by the Initial Purchasers from the Company and the Guarantors will, on the Closing Date, be in the form contemplated by the Indenture. The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Memorandum and the Final Memorandum.

(j)At September 30, 2015, on a consolidated basis, the Company has the authorized capitalization as set forth in the Time of Sale Memorandum and the Final Memorandum under the caption “Capitalization”.

(k)Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company’s and the Guarantors’, as applicable, execution, delivery and performance of this Agreement and the Indenture, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Time of Sale Memorandum and the Final Memorandum (i) will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any Guarantor, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, encumbrances, or failure to obtain such consents, as would not reasonably be expected to result in a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary which would reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(l)No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s or the Guarantors’, as applicable, execution, delivery and performance of this Agreement or the Indenture, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Time of Sale Memorandum and the Final Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada and except where the failure to obtain such consent, approval, authorization or other order of, or to make such registration or filing would not reasonably be expected to result in a material adverse effect on the offering of the Securities.

(m)There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum.

(n)Subsequent to the respective dates as of which information is given in each of the Time of Sale Memorandum and the Final Memorandum, (i) the Company and each of its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or other ownership interest, short term debt or long term debt of the Company and each of its subsidiaries, except in each case as described in each of the Time of Sale Memorandum and the Final Memorandum, respectively.

(o)Other than proceedings accurately described in all material respects in the Time of Sale Memorandum and the Final Memorandum, there are no legal or governmental proceedings pending or, to the best of the Company’s and Guarantors’ knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would reasonably be expected to have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Memorandum and the Final Memorandum.

(p)Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the Company’s or Guarantors’ knowledge, threatened in writing against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that would reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(q)In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)The Company and each Guarantor is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s)None of the Company, any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”), or any person acting on its or their behalf (other than the Initial Purchasers or any person acting on their behalf, as to whom the Company and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act or offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers or any person acting on their behalf, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers or any person acting on their behalf, as to whom the Company and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(t)Subject to compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Time of Sale Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(u)The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(v)Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s or Guarantors’ knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(w)The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantors, threatened.

(x)(i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s or the Guarantors’ knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii)The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, adviser, investor or otherwise).

(iii)For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(y)KPMG LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Time of Sale Memorandum and Final Memorandum, are independent public or certified public accountants within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants and Regulation S-X under the Securities Act and the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board, and any non-audit services provided to the Company by KPMG LLP have been approved by the audit committee of the board of directors of the Company.

(z)The financial statements, together with the related schedules and notes, included in the Time of Sale Memorandum and Final Memorandum present fairly, in all material respects, the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Time of Sale Memorandum and Final Memorandum, as applicable, under the captions “Summary-Summary Historical Consolidated Financial Information and Other Data” and “Selected Historical Consolidated Financial Information” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Time of Sale Memorandum and Final Memorandum, as applicable. The statistical and market related data and forward looking statements included in the Time of Sale Memorandum and Final Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(aa) The Company and each of its subsidiaries own or possess, or can acquire, on commercially reasonable terms, rights to all material patents, patent rights, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), data, software, trademarks, service marks and trade names necessary for the conduct of the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with rights of others with respect to any of the foregoing. Neither the Company nor any of its subsidiaries are in breach of, and the Company and its subsidiaries have complied in all respects with all terms of, any license or other agreement relating to the foregoing, except such breach or non-compliance that would not reasonably be expected to have a Material Adverse Effect. All use or disclosure of confidential information owned by the Company or its subsidiaries by or to a third party has been pursuant to a written confidentiality agreement between the Company and/or its subsidiaries and such third party, except as would not reasonably be expected to result in a Material Adverse Effect.

(bb) The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Memorandum.

(cc) Except as disclosed in the Time of Sale Memorandum and the Final Memorandum, the Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid, subsisting and enforceable leasehold interests in, or other rights to use, all real property and good and marketable title to all personal property owned by them, in each case, which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Memorandum and the Final Memorandum, such as do not materially affect the value of such property or such as do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(dd) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not have a Material Adverse Effect) and have paid all taxes required to be paid thereon including withholding tax obligations (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith by appropriate procedures and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries (or any of their respective properties or assets) which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency (including with respect to any of their respective properties or assets) which would reasonably be expected to have) a Material Adverse Effect. The Company has made adequate charges, accruals and reserves required by U.S. GAAP in the applicable financial statements referred to in Section 1(z) hereof in respect of all federal, state, provincial and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(ee) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Significant Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Significant Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Memorandum and Final Memorandum.

(ff) None of the Company or any of the Guarantors has taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(gg) Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital to engage in its business as proposed.

(hh) The Company and each of its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(ii) The Company and each of its Significant Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company and each of its Significant Subsidiaries maintains a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(kk) Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ll) The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company and its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company or its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(mm) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Memorandum and Final Memorandum, or, to the knowledge of the Company or the Guarantors, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.

(nn) No relationship, direct or indirect, exists between or among any of Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which would be required by Item 404 of Regulation S-K to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Time of Sale Memorandum. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members that would be required by Item 404 of Regulation S-K to be disclosed in a registration statement on Form S-1.

(oo) The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers or any person acting on their behalf, as to whom the Company and the Guarantors make no representation) have complied with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Time of Sale Memorandum and Final Memorandum will contain the disclosure required by Rule 902. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

2.Agreements to Sell and Purchase. Each of the Company and the Guarantors hereby agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company and the Guarantors the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 98.76875% of the principal amount thereof (the “Purchase Price”), plus accrued and unpaid interest, if any, from November 25, 2015 to the Closing Date.

3.Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4.Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the Initial Purchasers at 10:00 a.m., New York City time, on November 25, 2015, or at such other time on the same or such other date, not later than December 2, 2015, as shall be designated in writing by the Company and the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.” Such delivery and payment shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Representatives). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Time of Sale Memorandum or a delay as contemplated by the provisions of Section 10 hereof.

The Notes shall be in definitive form or global form, as specified by the Representatives, and registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to the Representatives on the Closing Date for the respective accounts of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a condition to the obligations of the Initial Purchasers.
5.Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date are subject to the satisfaction or waiver, as determined by the Representatives in their sole discretion of the following conditions precedent on or prior to the Closing Date:

(a)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to the prospective purchasers of the Securities (exclusive of any amendment or supplement thereto) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b)The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on and as of the Time of Sale and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made; the Company and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder (other than those conditions which have been waived) at or prior to the Closing Date.

(c)The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer or President of the Company and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company and each Guarantor to the effect set forth in Section 5(a)(i), 5(a)(ii) and 5(b); and that the sale of the Securities has not been enjoined (temporarily or permanently).

(d)The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati P.C., outside counsel for the Company and the Guarantors, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion and letter shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(e)The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f)On the date hereof, the Initial Purchasers shall have received from KPMG LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering the financial information in the Time of Sale Memorandum and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(g)The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(h)The sale of the Securities shall not be enjoined (temporarily or permanently) on the Closing Date.

(i)On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents, letters and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 which has not been waived is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company on the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination.
6.Covenants of the Company. Each of the Company and the Guarantors covenants with each Initial Purchaser as follows:

(a)To furnish to you in New York City, without charge, as promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof and during the period mentioned in Section 6(d) or 6(e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b)Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object. Notwithstanding the foregoing or anything to the contrary contained herein, the Company shall have the right to file with the Commission any document, report or other material required to be filed by it under the Exchange Act within the time periods required by the Exchange Act.

(c)To furnish to you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and the Guarantors and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.

(d)If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the judgment of the Representatives or counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish (subject to Section 6(b) hereof), at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e)If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the judgment of the Representatives or counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish (subject to Section 6(b) hereof), at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f)(i) To cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchasers, and to comply with such laws and to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities and (ii) to advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, to use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment. Notwithstanding the foregoing, none of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(g)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and other advisers in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the issuance and sale of the Securities, including, without limitation, in connection with the preparation, printing, filing, shipping and distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication and any amendments and supplements to any of the foregoing, this Agreement, the Indenture and the Securities, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the blue sky or legal investment memorandum (provided that such fees with respect to such legal investment memorandum shall not exceed $15,000), (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and (ix) one-half the cost of any aircraft chartered in connection with the road show (with such other one-half being paid by the Initial Purchasers), (x) the document production charges and expenses associated with printing this Agreement and (xi) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and Section 11, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them.

(h)Neither the Company, any Affiliate nor any person acting on its or their behalf will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers or (ii) the resale of the Securities by the Initial Purchasers to the Subsequent Purchasers, the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(i)Neither the Company, any Affiliate nor any person acting on its or their behalf, will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(j)(i) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any audited annual financial statements or unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Time of Sale Memorandum and the Final Memorandum; and (ii) while any of the Securities remain outstanding, to make available, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Securities Act, unless at such time the Company shall be subject to Section 13 or 15(d) of the Exchange Act and shall have filed all reports required to be filed pursuant to such Sections and the related rules and regulations of the Commission.

(k)During the period of one year after the Closing Date, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(l)None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers or any person acting on their behalf) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers or any person acting on their behalf) will comply with the offering restrictions requirement of Regulation S.

(m)Prior to the day following the one year anniversary of the Closing Date, the Company and its controlled Affiliates (and any person that has been a controlled Affiliate within the three months preceding such time) will not, and the Company will make every reasonable effort not to permit any person that is a non-controlled Affiliate (or has been a non-controlled Affiliate within the three months preceding such time) to, resell any of the Securities that have been acquired by any of them, except for sales of Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(n)Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(o)To apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Time of Sale Memorandum and the Final Memorandum.

(p)During the period of 90 days following the date hereof, the Company will not and will not permit any of its subsidiaries to, without the prior written consent of the Representatives (which consent may be withheld at their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or any subsidiary of the Company or securities exchangeable for or convertible into debt securities of the Company or any subsidiary of the Company (other than as contemplated by this Agreement).

(q)Each certificate for a Note will bear the legend contained in “Notice to Investors” in the Preliminary Memorandum for the time period and upon the other terms stated in the Preliminary Memorandum.

7.Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants to each of the Company and the Guarantors that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with each of the Company and the Guarantors that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, (ii) it will sell such Securities only to persons that it reasonably believes to be QIBs, and (iii) in the case of offers outside the United States it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be persons other than U.S. persons, which shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to Investors”.

(b)Each Initial Purchaser, severally and not jointly, agrees with respect to offers and sales outside the United States that:

(i)     no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii)the Securities have not been registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A, Regulation S under the Securities Act or another exemption from the registration requirements of the Securities Act;

(iii)such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(iv)in relation to each Member State of the European Economic Area (a “Member State”), it has not made and will not make an offer of Securities to the public in that Member State, other than:

(A)to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B)to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives on behalf of the Initial Purchasers for any such offer; or

(C)in any other circumstances falling within Article 3 of the Prospectus Directive, provided that no such offer of Securities shall require the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in that Member State, and the expression “2010 PD Amending Directive” means Directive 3010/73/EU.
(v)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom;

(vi)such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

(vii)such Initial Purchaser understands that none of the Preliminary Memorandum, the Pricing Supplement, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement thereto) or any other document or material has been registered as a prospectus with the Monetary Authority of Singapore and the Preliminary Memorandum, the Pricing Supplement, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement thereto) or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, and the Securities may not be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than:

(A) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA;

(B)to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(C)otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

(viii)such Initial Purchaser understands that the Securities may not be offered or sold in Hong Kong by means of any document other than:

(A)in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”);

(B)to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder; or

(C)in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

(ix)such Initial Purchaser understands that the Securities may only be sold in Canada to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations; and

(x)     at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”
Terms used but not defined in this Section 7(b) have the meanings given to them by Regulation S.

8.Indemnity and Contribution. (a) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as such expenses are incurred) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company or any Guarantor, or the Final Memorandum or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Pricing Supplement, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.

(b)Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, its officers and each person, if any, who controls the Company or any Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Pricing Supplement, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement thereto). Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representatives have furnished to the Company expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication set forth in Schedule III hereto, or the Final Memorandum (or any amendment or supplement thereto) are the statements set forth in the fourth paragraph, the first sentence of the fifth paragraph and the third sentence of the tenth paragraph under the caption “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under paragraph (a) or (b) above except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under paragraph (a) or (b) above. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, or by the Initial Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Securities they have purchased hereunder as set forth opposite their names in Schedule I hereto, and not joint.

(e)The Company and the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, its directors and officers, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.Termination. The Representatives may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10.Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Initial Purchaser or of the Company or any Guarantor except that the provisions of Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
11.Reimbursement of the Expenses of the Initial Purchasers. If this Agreement shall be terminated by the Representatives pursuant to Section 5 or Section 9 or because of any failure or refusal on the part of the Company or the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company and the Guarantors shall be unable to perform their obligations under this Agreement, the Company and the Guarantors will reimburse the Initial Purchasers, severally, upon demand for all out of pocket expenses that are documented in reasonable detail in writing to the Company (including the fees and disbursements of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

12.Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Guarantors and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b)This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

(c)The Company acknowledges that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantors or any other person, (ii) the Initial Purchasers owe the Company and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, (iii) the Initial Purchasers may have interests that differ from those of the Company and the Guarantors, and (iv) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisers to the extent they deemed appropriate. The Company and the Guarantors waive to the full extent permitted by applicable law any claims they may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

14.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

15.Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

17.Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(a)Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

18.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, with a copy to the Legal Department and Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; and if to the Company shall be delivered, mailed or sent to 1 Fanatical Place City of Windcrest, San Antonio, Texas 78218, Attention: General Counsel, with a copy to Wilson Sonsini Goodrich & Rosati P.C., 650 Page Mill Road, Palo Alto, California 94304, Attention: John Fore.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, RACKSPACE HOSTING, INC.
By:	/s/ A. William Alberts
Name: A. William Alberts
Title: Associate General Counsel

RACKSPACE US, INC. as Guarantor
By:	/s/ A. William Alberts
Name: A. William Alberts
Title: Associate General Counsel

Morgan Stanley & Co. LLC Acting on behalf of itself and as a Representative of the several Initial Purchasers named in Schedule I hereto. By:Morgan Stanley & Co. LLC
By:	/s/ Reagan Philipp
Name: Reagan Philipp
Title: Authorized Signatory

Goldman, Sachs & Co. Acting on behalf of itself and as a Representative of the several Initial Purchasers named in Schedule I hereto. By:Goldman, Sachs & Co.
By:	/s/ Michael Hickey
Name: Michael Hickey
Title: Managing Director

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